Exhibit 10.1

SPX FLOW
SPX FLOW STOCK COMPENSATION PLAN
RESTRICTED STOCK AGREEMENT
AWARD FOR NON-EMPLOYEE DIRECTORS
THIS AGREEMENT (the “Agreement”) is made between SPX FLOW, Inc., a Delaware corporation (the “Company”), and the Recipient pursuant to the SPX FLOW Stock Compensation Plan, as amended from time to time, and related plan documents (the “Plan”) in combination with an SPX FLOW Restricted Stock Summary (the “Award Summary”) to be displayed at the Fidelity website. The Award Summary, which identifies the person to whom the shares of Restricted Stock are granted (the “Recipient”) and specifies the date (the “Award Date”) and other details of this grant of Restricted Stock, and the electronic acceptance of this Agreement (which also is to be displayed at the Fidelity website), are incorporated herein by reference. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Plan. The parties hereto agree as follows:
1.Grant of Restricted Stock. The Company hereby grants to the Recipient the number of shares of Restricted Stock specified in the Award Summary (the “Award”), subject to the terms and conditions of the Plan and this Agreement. Each share of Restricted Stock will entitle the Recipient to a share of Common Stock when the share of Restricted Stock ceases to be subject to a Period of Restriction (as specified in Section 4 below). The Recipient must accept the Restricted Stock Award within [____] days after notification that the Award is available for acceptance and in accordance with the instructions provided by the Company. The Award automatically will be rescinded upon the action of the Company, in its discretion, if the Award is not accepted within [____] days after notification is sent to the Recipient indicating availability for acceptance. No payment of cash is required for the award of the Restricted Stock pursuant to this Agreement.
2.Restrictions. The Restricted Stock evidenced by this Award may not be sold, transferred, pledged, assigned, used to exercise options or otherwise alienated or hypothecated, whether voluntarily or involuntarily or by operation of law, until the Restricted Stock ceases to be subject to any applicable Period of Restriction specified in Section 4 below or as otherwise provided in the Plan or this Agreement. Except for such restrictions, and the provisions relating to dividends paid during the Period of Restriction as described in Section 9, the Recipient will be treated as the owner of the shares of Restricted Stock and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such shares.
3.Restricted Stock Certificates. The Award may be evidenced in such manner as the Board (or applicable committee thereof) shall determine. The stock certificate(s) representing the Restricted Stock may be issued or held in book entry form promptly following the acceptance of this Agreement. If a stock certificate is issued, it shall be delivered to the Secretary of the Company or such other custodian as may be designated by the Company, to be held until the applicable Period of Restriction ends or until the Restricted Stock is forfeited. The certificates representing shares of Restricted Stock granted pursuant to this Agreement, if issued, shall bear a legend in substantially the form set forth below:
The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the SPX FLOW Stock Compensation Plan, as adopted effective September 23, 2015, and as further amended from time to time, rules and administration adopted pursuant to such Plan, and a Restricted Stock award agreement with an Award Date as specified in the Recipient’s Award Summary. A copy of the Plan, such rules and such Restricted Stock award agreement may be obtained from the Secretary of SPX FLOW, Inc.
4.Period of Restriction. Subject to the provisions of the Plan and this Agreement, unless vested or forfeited earlier as described in Section 5, 6, or 7 of this Agreement, as applicable, the number of shares of Restricted Stock awarded hereunder shall cease being subject to a Period of Restriction and become vested and freely transferable at the close of business on the day before the date of the Company’s next regular annual meeting of shareholders held after the grant of this Award, if the Non-Employee Director remains a member of the Board through that time.
Upon vesting, all vested shares cease to be considered Restricted Stock, subject to the terms and conditions of the Plan and this Agreement, and the Recipient shall be entitled to have the legend removed from his or her Common Stock certificate(s), if applicable.

5.Vesting upon Disability or Death. If, while any shares of Restricted Stock are subject to any applicable Period of Restriction, the Recipient experiences a termination of Service by reason of Disability (as defined below) or death, such shares of Restricted Stock shall become fully vested and shall cease to be subject to any Period of Restriction as of the date of such termination of Service. “Disability” means, in the written opinion of a qualified physician selected by the Board (or applicable committee thereof), the Recipient is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months unable to perform the functions of a member of the Board.
6.Forfeiture upon Termination due to Reason other than Disability or Death. If, while any shares of Restricted Stock are subject to any applicable Period of Restriction, the Recipient experiences a termination of Service for any reason other than the Recipient’s Disability or death, then the Recipient shall forfeit any such shares of Restricted Stock on the date of such termination of Service.
7.Termination Without Cause Following Change of Control. In the event the Recipient’s Service is terminated without Cause within two years following a “Change of Control” of the Company as defined in this Section, then any shares of outstanding Restricted Stock shall become fully vested as of the termination without Cause and shall cease to be subject to any applicable Period of Restriction. A “Change of Control” shall be deemed to have occurred if:
(a)Any “Person” (as defined below), excluding for this purpose (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company, and (iii) any entity organized, appointed or established for or pursuant to the terms of any such plan that acquires beneficial ownership of Common Stock, is or becomes the “Beneficial Owner” (as defined below) of twenty-five percent (25%) or more of the Common Stock then outstanding; provided, however, that no Change of Control shall be deemed to have occurred as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate beneficial ownership interest of any Person to twenty-five percent (25%) or more of the Common Stock then outstanding, but any subsequent increase in the beneficial ownership interest of such a Person in Common Stock shall be deemed a Change of Control; and provided further that if the Board determines in good faith that a Person who has become the Beneficial Owner of Common Stock representing twenty-five percent (25%) or more of the Common Stock then outstanding has inadvertently reached that level of ownership interest, and if such Person divests as promptly as practicable a sufficient number of shares of the Company so that the Person no longer has a beneficial ownership interest in twenty-five percent (25%) or more of the Common Stock then outstanding, then no Change of Control shall be deemed to have occurred. For purposes of this paragraph (a), the following terms shall have the meanings set forth below:
(i)“Person” shall mean any individual, firm, limited liability company, corporation or other entity, and shall include any successor (by merger or otherwise) of any such entity.
(ii)“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(iii)A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:
(A)which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly (determined as provided in Rule 13d-3 under the Exchange Act);

(B)which such Person or any of such Person’s Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (2) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (a) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (b) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or
(C)which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to subparagraph (a)(iii)(B)(2), above) or disposing of any securities of the Company.
Notwithstanding anything in this “Beneficial Ownership” definition to the contrary, the phrase “then outstanding,” when used with reference to a Person’s beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.
(b)During any period of two (2) consecutive years (not including any period prior to the acceptance of this Agreement), individuals who at the beginning of such two-year period constitute the Board and any new director or directors (except for any director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), above, or paragraph (c), below) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; or
(c)The consummation of: (i) a plan of complete liquidation of the Company, (ii) an agreement for the sale or disposition of the Company or all or substantially all of the Company’s assets, (iii) a plan of merger or consolidation of the Company with any other corporation, or (iv) a similar transaction or series of transactions involving the Company (any transaction described in parts (i) through (iv) of this paragraph (c) being referred to as a “Business Combination”), in each case unless after such a Business Combination the shareholders of the Company immediately prior to the Business Combination continue to own at least seventy-five percent (75%) of the voting securities of the new (or continued) entity immediately after such Business Combination, in substantially the same proportion as their ownership of the Company immediately prior to such Business Combination.
Notwithstanding any provision of this Agreement to the contrary, a “Change of Control” shall not include any transaction described in paragraph (a) or (c), above, where, in connection with such transaction, the Recipient and/or any party acting in concert with the Recipient substantially increases his or its, as the case may be, ownership interest in the Company or a successor to the Company (other than through conversion of prior ownership interests in the Company and/or through equity awards received entirely as compensation for past or future personal services).

8.Effect of Change of Control. In the event of a Change of Control as defined in Section 7 of this Agreement:
(a)No cancellation, termination, lapse of Period of Restriction, settlement or other payment shall occur with respect to any Restricted Stock if the Board (or applicable committee thereof) (as constituted immediately prior to the Change in Control) reasonably determines, in good faith, prior to the Change in Control that the Restricted Stock shall be honored or assumed or new rights substituted therefor by an Alternative Award, in accordance with the terms of Section 14.5 of the Plan.
(b)Notwithstanding Section 8(a), if an Alternative Award meeting the requirements of Section 14.5 of the Plan cannot be issued, or the Board (or applicable committee thereof) so determines at any time prior to the Change of Control, any Restricted Stock subject to an applicable Period of Restriction shall become fully vested and free of any Period of Restriction immediately prior to the Change of Control.
9.Dividends Paid During Period of Restriction. If cash dividends are paid with respect to any shares of Restricted Stock, such dividends shall be deposited in the Recipient’s name in an escrow or similar account maintained by the Company for this purpose. Such dividends shall, except as noted below, be subject to the same Period of Restriction as the shares of Restricted Stock to which they relate. The dividends shall be paid to the Recipient in cash (subject to all applicable tax withholding), without adjustment for interest, as soon as administratively practicable after the date the related shares of Restricted Stock cease to be subject to any Period of Restriction (or, if earlier, the date the related shares of Restricted Stock cease to be subject to a substantial risk of forfeiture). If the related shares of Restricted Stock are forfeited, then any dividends related to such shares shall also be forfeited on the same date. If any dividends on Restricted Stock are paid in shares of Common Stock, and subject to other applicable provisions of the Plan and this Agreement, the dividend shares shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid, and shall vest or be forfeited in the same manner as the underlying Restricted Stock.
10.Adjustment in Capitalization. In the event of any change in the Common Stock of the Company through stock dividends or stock splits, a corporate spin-off, reverse spin-off, split-off or split-up, or recapitalization, merger, consolidation, exchange of shares, or a similar event, the number of shares of Restricted Stock subject to this Agreement shall be equitably adjusted by the Board (or applicable committee thereof) to preserve the intrinsic value of any Awards granted under the Plan.  Such mandatory adjustment may include a change in any or all of the number and kind of shares of Common Stock or other equity interests underlying the Restricted Stock, and/or if reasonably determined in good faith by the Board (or applicable committee thereof) prior to such adjustment event, that the Restricted Stock (in whole or in part) shall be replaced by Alternative Awards meeting the requirements set forth in Section 14.5 of the Plan.  In addition, the Board (or applicable committee thereof) may make provisions for a cash payment to the Recipient in such event.  The number of shares of Common Stock or other equity interests underlying the Restricted Stock shall be rounded to the nearest whole number.  Any such adjustment shall be consistent with Code Section 162(m) to the extent the Award is subject to such section of the Code and shall not result in adverse tax consequences to the Recipient under Code Section 409A.
11.Delivery of Stock Certificates. Subject to the requirements of Sections 12 and 13 below, as promptly as practicable after the shares of Restricted Stock cease to be subject to the applicable Period of Restriction in accordance with this Agreement, the Company may, if applicable, cause to be issued and delivered to the Recipient, the Recipient’s legal representative, or a brokerage account for the benefit of the Recipient, as the case may be, certificates for the shares of Common Stock that correspond to the vested shares of Restricted Stock, or, pursuant to Section 8, a check will be delivered to the last known address of the Recipient.
12.Tax Withholding. Regardless of any action the Company or any Subsidiary of the Company takes with respect to any or all income tax, social security, payroll tax, payment on account or other tax-related withholding (“Tax”) that the Recipient is required to bear pursuant to all applicable laws, the Recipient hereby acknowledges and agrees that the ultimate liability for all Tax is and remains the responsibility of the Recipient.
The Company advises the Recipient to consult a lawyer or accountant with respect to the tax consequences for the Recipient under the Plan.
The Company and/or any Subsidiary of the Company: (a) make no representations or undertakings regarding the tax treatment in connection with the Plan; and (b) do not commit to structure the Plan to reduce or eliminate the Recipient’s liability for Tax.
13.Securities Laws. This Award is a private offer that may be accepted only by the Recipient who is a director of the Company or a Subsidiary of the Company and who satisfies the eligibility requirements outlined in the Plan and the Board’s (or applicable committee’s) administrative procedures. If a registration statement under the Securities Act of 1933, as amended, is not in effect with respect to the shares of Common Stock to be issued pursuant to this Agreement, the Recipient hereby represents that the Recipient is acquiring the shares of Common Stock for investment and with no present intention of selling or transferring them and that the Recipient will not sell or otherwise transfer the shares except in compliance with all applicable securities laws and requirements of any stock exchange on which the shares of Common Stock may then be listed.
14.Exemption from Code Section 409A. Notwithstanding any provision of the Plan or this Agreement to the contrary, the Award is intended to be exempt from Code Section 409A and the interpretive guidance thereunder. The Plan and the Agreement will be construed and interpreted in accordance with such intent. References in the Plan and this Agreement to “termination of Service” and similar terms shall mean a “separation from service” within the meaning of that term under Code Section 409A.
15.No Legal Rights. Participation in the Plan is permitted only on the basis that the Recipient accepts all of the terms and conditions of the Plan and this Agreement, as well as the administrative rules established by the Board (or applicable committee thereof). This Agreement shall not confer upon the Recipient any right to continue to provide Services. Neither the Plan nor this Agreement confers on the Recipient any legal or equitable rights (other than those related to the Restricted Stock Award) against the Company or any Subsidiary or directly or indirectly gives rise to any cause of action in law or in equity against the Company or any Subsidiary.
16.No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered under this Agreement. The Board (or applicable committee thereof) shall determine whether cash or other property shall be issued or paid in lieu of such fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto shall be forfeited or otherwise eliminated.
17.Plan Terms and Board Authority. This Agreement and the rights of the Recipient hereunder are subject to all of the terms and conditions of the Plan, as it may be amended from time to time, as well as to such rules and regulations as the Board (or applicable committee thereof) may adopt for administration of the Plan. It is expressly understood that the Board (or applicable committee thereof) is authorized to administer, construe and make all determinations necessary or appropriate for the administration of the Plan and this Agreement, all of which shall be binding upon the Recipient. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan. The Recipient hereby acknowledges receipt of a copy of the Plan and this Agreement.
18.Amendment. The Board (or applicable committee thereof) may at any time amend, modify or terminate the Plan and this Agreement; provided, however, that no such action of the Board (or applicable committee thereof) shall adversely affect the Recipient’s rights under this Agreement without the consent of the Recipient. The Board (or applicable committee thereof) to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify this Agreement so that the Award qualifies for exemption from or complies with Code Section 409A; provided, however, that the Board (or applicable committee thereof) and the Company make no representations that the Award shall be exempt from or comply with Code Section 409A and make no undertaking to preclude Code Section 409A from applying to the Award.
19.Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or the Agreement under any law deemed applicable by the Board (or applicable committee thereof), such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Board’s (or applicable committee’s) determination, materially altering the intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or person, and the remainder of the Agreement shall remain in full force and effect.
20.Governing Law and Jurisdiction. The Plan and this Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, United States of America. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), the Plan will be exclusively in the courts in the State of North Carolina, County of Mecklenburg, United States of America, including the Federal Courts located therein (should Federal jurisdiction exist). As consideration for and by accepting the Award, the Recipient agrees that the Governing Law and Jurisdiction provisions of this Section 20 shall supersede any Governing Law or similar provisions contained or referenced in any prior equity awards made by the Company to the Recipient, and, accordingly, such prior equity awards shall become subject to the terms and conditions of the Governing Law and Jurisdiction provisions of this Section 20.
21.Successors. All obligations of the Company under this Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger, spin-off, consolidation or otherwise.

22.Compensation Recovery. This Award shall be subject to any compensation recovery policy adopted by the Company, including any policy required to comply with applicable law or listing standards, as such policy may be amended from time to time in the sole discretion of the Company.  As consideration for and by accepting the Award, the Recipient agrees that all prior equity awards made by the Company to the Recipient shall become subject to the terms and conditions of the provisions of this Section 22.
23.Data Privacy. The Recipient agrees that the Company, with its headquarters located at 13320 Ballantyne Corporate Place, Charlotte, North Carolina, USA 28277, is the data controller in the context of the Plan. To the extent applicable, the Recipient agrees that this Section 23 shall apply to data as described below.
The Recipient hereby explicitly and unambiguously consents to the collection, storage, use, processing and transfer, in electronic or other form, of the Recipient’s personal data as described below by and among, as applicable, the Recipient’s employer and any of its affiliates for the exclusive purpose of implementing, administering and managing the Recipient’s participation in the Plan, and the transfer of such data by them to government and other regulatory authorities for the purpose of complying with their legal obligations in connection with the Plan.
The Recipient understands that the Recipient’s employer and any of its affiliates may hold certain personal information about him or her, including the Recipient’s name, date of birth, date of hire, home and business addresses and telephone numbers, e-mail address, business group/segment, employment status, account identification, and details of all rights and other entitlement to shares awarded, cancelled, purchased, vested, unvested or outstanding in the Recipient’s favor pursuant to this Agreement, for the purpose of managing and administering the Plan (“Data”).
The Recipient further agrees that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Recipient’s country or elsewhere, including outside the European Economic Area, and that the Recipient’s country may have less adequate data privacy laws and protections than the Recipient’s country. The Company has entered into contractual arrangements to ensure the same safeguards for data as required under European Union Law. A third party to whom the information may be passed is Fidelity Investments and its affiliates. The Recipient understands that the Recipient may request a list with the names and addresses of any potential recipients of the Data by contacting the Recipient’s local human resources representative. The Recipient authorizes recipients of the Data to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Recipient’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom shares acquired pursuant to the Plan may be deposited.
The Recipient understands that Data will be held only as long as necessary to implement, administer and manage the Recipient’s participation in the Plan. The Recipient understands that the Recipient may, at any time, view the Recipient’s Data, request additional information about the storage and processing of Data, require any necessary amendments to the Recipient’s Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Company’s local data privacy administrator.
The Recipient understands, however, that refusing or withdrawing the Recipient’s consent, or that refusing to disclose the Data, although it will not have any negative effect on the Recipient’s employment, may affect the Recipient’s ability to participate in the Plan. For more information on the consequences of the Recipient’s refusal to consent or withdrawal of consent, or refusal to disclose the Data, the Recipient understands that the Recipient may contact the Company’s local data privacy administrator.
24.Further Assurances. The Recipient agrees to use his or her reasonable efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for the Recipient’s benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.
25.Addendums. The Company may adopt addendums to this Agreement, which shall constitute part of this Agreement.